EXHIBIT 1


                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                           RESPONSE ONCOLOGY, INC.,

       STOCKHOLDERS OF ONCOLOGY HEMATOLOGY GROUP OF SOUTH FLORIDA, P.A.

                                    AND

             SOUTH FLORIDA ONCOLOGY HEMATOLOGY ASSOCIATES, P.A.



                             December 20, 1995



                         STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of December 20, 1995, by and among RESPONSE ONCOLOGY, INC, a Tennessee corporation (the "Purchaser"), the STOCKHOLDERS OF ONCOLOGY HEMATOLOGY GROUP OF SOUTH FLORIDA, P.A., each of whom, together with his or her state of residence and address, is listed on Exhibit A hereto (collectively, the "Sellers" and, individually, a "Seller") and SOUTH FLORIDA ONCOLOGY HEMATOLOGY ASSOCIATES, P.A., a Florida professional association (the "Group").

                            W I T N E S S E T H:

     WHEREAS, the Sellers own in the aggregate eighty (80) shares (the "Shares") of the common stock, par value $1.00 per share, of Oncology Hematology Group of South Florida, P.A., a Florida professional association engaged in the practice of medicine (the "Association"), with each Seller owning ten (10) Shares; and

     WHEREAS, the Sellers desire to sell and Purchaser desires to purchase the Shares on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     1. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses which, in the aggregate, would have a material adverse effect on the financial condition or results of operations of the Purchaser.

     "Affiliate" has the meaning set forth in Rule 12-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement among Sellers" means an agreement, effective as of a time prior to the execution and delivery of this Agreement, pursuant to which the Sellers appoint an attorney-in-fact to execute and deliver this Agreement, collect the cash portion of the Purchase Price, take delivery of the Long-term Note and the Warrants, receive payments under the Long-Term Note, exercise Warrants and otherwise act on behalf of the Sellers for all purposes connected with the performance of this Agreement.

     "Applicable Rate" means the corporate base rate of interest announced from time to time by First Tennessee Bank National Association, Memphis, Tennessee plus two percent (2%).

     "Association" has the meaning set forth in the first recital above.

     "Base Purchase Price" has the meaning set forth in Section 2(a) below.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction of which any Seller has Knowledge that forms or could form the basis for any specified consequence.

     "Closing" has the meaning set forth in  Section 2(c) below.

     "Closing Date" has the meaning set forth in Section 2(c) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

     "Deferred Intercompany Transaction" has the meaning set forth in Treasury Regulation 1.1502-13.

     "Deferred Purchase Price" has the meaning set forth in Section 2(b) below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Medical Waste Tracking Act of 1988, the U. S. Public Vessel Medical Waste Anti-Dumping Act of 1988, the Marine Protection, Research and Sanctuaries Act and Human Services, National Institute for Occupational Safety and Health, Infections Waste Disposal Guidelines, Publication No. 88-119, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of medical wastes, pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Loss Account" has the meaning set forth in Treasury Regulation 1.1502-19.

     "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statement" has the meaning set forth in Section 4(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Group" has the meaning set forth in the initial paragraph of this Stock Purchase Agreement.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Long-Term Note" means the promissory note of the Purchaser payable to the order of the Sellers in the form set forth as Exhibit 2(b)(i).

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section 4(f) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4(f) below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4(f) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

     "Party" means the Purchaser or any Seller.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Pro Rata" means, with respect to the Sellers, their proportionate ownership interests in the Association.

     "Purchaser" has the meaning set forth in the initial paragraph of this Stock Purchase Agreement and, after Closing (and as relates to Section 9(b) regarding indemnification), shall mean Response Oncology, Inc. and any subsidiary or affiliate thereof.

     "Purchaser's Disclosure Letter" has the meaning set forth in Section 3(b) below.

     "Receivables" means the face amount, in dollars, of the Association's accounts receivable as of the close of business on the day prior to the Closing Date.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Response Stock" means the common stock of the Purchaser, $.01 par value per share.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

     "Sellers' Disclosure Letter" has the meaning set forth in Section 3(a) below.

     "Service Agreement" means the Service Agreement between the Purchaser and the Group to be executed and delivered by the Purchaser and the Group, and which will become effective, at the time of Closing.

     "Shares" means all of the issued and outstanding shares of the Common Stock, par value $1.00 per share, of the Association.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 9(d) below.

     "Warrants" means warrants to purchase 160,000 shares of Response Stock at $12.50 per share, issuable to the Sellers at Closing in the form set forth as
Exhibit 2(b)(ii).

     2.  PURCHASE AND SALE OF SHARES.

     (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell to the Purchaser, all of the Shares for the sum of (i) the aggregate base price (the "Base Purchase Price") equal to the sum of Ten Million Three Hundred Three Thousand Seven Hundred Twenty-Two Dollars ($10,303,722.00), plus the Net Realizable Value of Receivables, and (ii) the deferred price (the "Deferred Purchase Price") equal to Fifty Thousand Dollars ($50,000.00) per calendar quarter for each quarter, or portion thereof, that the Service Agreement remains if effect, up to a maximum of Eight Hundred Thousand Dollars ($800,000). In the event of termination of the Service Agreement on any day which is not the last day of a calendar quarter, then the Deferred Purchase Price shall be pro rated through the last day of the calendar month of termination as if such termination occurred on that day. In addition to the foregoing, the Purchaser shall issue to each Seller, at such Seller's election, either (i) a Warrant to purchase 20,000 shares Response Stock, (ii) options to purchase 20,000 shares of Response Stock at a price of $12.50 per share, which options shall be issued pursuant to the Purchaser's Non-Qualified Stock Option Plan, or (iii) any combination of Warrants and options. At the time of such issuance, any options issued to any Seller pursuant to said plan shall be immediately vested and exercisable.

     (b) PAYMENT OF PURCHASE PRICE. The Purchaser shall pay or satisfy the Base Purchase Price in the following manner: (i) Five Million Two Hundred Thousand ($5,343,750) Dollars in cash to the Sellers, pro rata according to their ownership of Shares, at Closing (hereinafter defined), (ii) Five Million Nine Hundred Fifty-Nine Thousand Nine Hundred Seventy-Two ($5,959,972) Dollars by issuance and delivery of the Long-Term Note to the Sellers; and (iii) issuance and delivery of the Warrants and/or option to the Sellers in accordance with Section 2(a) above. The Deferred Purchase Price shall be paid to the Sellers, pro rata according to their ownership of Shares, by the Purchaser Fifty Thousand Dollars (or such portion thereof as may be computed in accordance with Section 2(a) in the event of termination of the Service Agreement) in arrears on the last day of each calendar quarter, commencing March 31, 1996 (which date is subject to change in the event the Closing occurs later than January 2, 1996), with the last such payment being due and payable on the earlier of the last day of the quarter during which the Service Agreement is terminated or December 31, 1999. In addition to the foregoing, the Purchaser shall pay to the Sellers, pro rata according to their ownership of Shares, as additional Purchase Price, on a monthly basis during the period after Closing, the amount of Receivables collected by Response in excess of $1,200,000.00. Such obligation shall terminate on the first anniversary of the Closing. In that regard, during such one year period, the Purchaser shall make monthly accountings to the Sellers with respect to the collection of Receivables, and the Sellers may, at their option and sole expense, assist in the collection of any Receivable.

     (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker, Donelson, Bearman & Caldwell, 165 Madison Avenue, 21st Floor, Memphis, Tennessee 38103 commencing at 9:00 a.m. local time on January 2, 1996, or such other date as the Purchaser and the Sellers may mutually determine (the "Closing Date").

     (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Purchaser will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 8(a) below, (ii) the Sellers will deliver to the Purchaser the various certificates, instruments, and documents referred to in
Section 8(b) below.

     3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to the Purchaser that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement with respect to the Sellers, except as set forth in the disclosure letter executed and delivered by the Sellers and the Group contemporaneous with this Agreement (the "Sellers' Disclosure Letter""). The Sellers' Disclosure Letter shall be satisfactory to the Purchaser and its counsel and will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3(a) and Section 4.

          (i) AUTHORIZATION OF TRANSACTION. Each Seller has the requisite legal capacity and has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. Each Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, moratorium, insolvency and other laws affecting the rights of creditors and general equity principles.

          (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which he is bound or to which any of his assets is subject.

          (iii) BROKERS' FEES. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

          (iv) SHARES. Each Seller holds of record and owns beneficially all of the Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Association (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Shares.

          (v) AGREEMENT AMONG SELLERS. The Agreement among Sellers has been duly executed by each Seller and constitutes the valid and legally binding obligation of each Seller, enforceable according to its terms.

     (b) REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to each Seller that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement except as set forth in the disclosure letter executed and delivered by the Purchaser contemporaneous with this Agreement (the "Purchaser's Disclosure Letter").

          (i) ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

          (ii) AUTHORIZATION OF TRANSACTION. The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, moratorium, insolvency and other laws affecting the rights of creditors and general equity principles. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject.

          (iv) BROKERS' FEES. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

          (v) INVESTMENT. The Purchaser is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING THE ASSOCIATION. The Sellers and the Group, jointly and severally, represent and warrant to the Purchaser that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Sellers' Disclosure Letter. Nothing in the Sellers' Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Sellers' Disclosure Letter identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Sellers' Disclosure Letter will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Association is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Association is duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required. The Association has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use its properties. Paragraph 4(a) of the Sellers' Disclosure Letter lists the directors and officers of the Association. The Sellers have delivered to the Purchaser correct and complete copies of the charter and bylaws of the Association (as amended to date). The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate book, and the stock record book of the Association are correct and complete. The Association is not in default under or in violation of any provision of its charter or bylaws.

     (b) CAPITALIZATION. The entire authorized capital stock of the Association consists of 5,000 Shares, of which 80 Shares are issued and outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Sellers. There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Association to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Association. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Association.

     (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Association is subject or any provision of the charter or bylaws of the Association or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Association is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Association is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) BROKERS' FEES. The Association has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) TITLE TO ASSETS. The Association has good and marketable title to, or a valid leasehold interest in, all of its properties and assets, free and clear of all Security Interests, and has not sold, transferred, exchanged or conveyed any of its properties and assets since the date of the Most Recent Balance Sheet except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) FINANCIAL STATEMENTS. Attached as collective Paragraph 4(f) to the Sellers' Disclosure Letter are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994 (the "Most Recent Fiscal Year End") for the Association; and (ii) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended June 30, 1995 (the "Most Recent Fiscal Month End") for the Association. The Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Association as of such dates and the results of operations of the Association and its subsidiaries for such periods on a cash basis method of accounting, are correct and complete, and are consistent with the books and records of the Association.

     (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Association. Without limiting the generality of the foregoing, since that date:

          (i) the Association has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Association has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000.00 or outside the Ordinary Course of Business;

          (iii) no party (including the Association) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000.00 to which the Association is a party or by which the Association or its properties are bound;

          (iv) the Association has not created, suffered or permitted to attach or be imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Association has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000.00 or outside the Ordinary Course of Business;

          (vi) the Association has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000.00 or outside the Ordinary Course of Business;

          (vii) the Association has not issued any note, bond, or other debt instrument or security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (viii) the Association has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Association has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000.00 or outside the Ordinary Course of Business;

          (x) the Association has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of the Association;

          (xii) the Association has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) the Association has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) the Association has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) the Association has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Association has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) the Association has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) the Association has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

          (xix) the Association has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) the Association has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Association; and

          (xxii) the Association has not committed to any of the foregoing.

     (h) UNDISCLOSED LIABILITIES. The Association has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Association that may result in any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business and (iii) Liabilities described with particularity in Paragraph 4(h) of the Sellers' Disclosure Letter (and, with respect to each Liability described in items (i) through (iii) immediately above, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, malpractice, infringement, or violation of law).

     (i) LEGAL COMPLIANCE. The Association and its respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (j)  TAX MATTERS.

          (i) The Association has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Association (whether or not shown on any Tax Return) have been paid or accrued in the Financial Statements. The Association is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Association does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of either the Association that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Association has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) Neither the Sellers nor any director or officer (or employee responsible for Tax matters) of the Association expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Association either (A) claimed or raised by any authority in writing or (B) as to which the Sellers or the directors and officers (and employees responsible for Tax matters) of the Association have Knowledge. Paragraph 4(j) of the Sellers' Disclosure Letter lists all federal, state, local, and foreign income Tax Returns filed with respect to the Association for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by the Association since December 31, 1991.

          (iv) The Association has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Association has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Association has not made any payment, is not obligated to make any payment, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Association has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Association has not disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Association is not a party to any Tax allocation or sharing agreement. The Association (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has no Liability for the Taxes of any Person (other than of the Association under Treasury Regulation 1.1502 6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) Paragraph 4(j) of the Sellers' Disclosure Letter sets forth the following information with respect to the Association as of the most recent practicable date: (A) the basis of the Association in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution.

     (k) REAL PROPERTY. The Association does not own any real property and has not executed and delivered or otherwise entered into any contract to purchase any real property. Paragraph 4(k) of the Sellers' Disclosure Letter lists and describes briefly all real property leased or subleased to the Association. The Sellers have delivered to the Purchaser correct and complete copies of the leases and subleases listed in Paragraph 4(k) of the Sellers' Disclosure Letter (as amended to date). With respect to each lease and sublease listed in Paragraph 4(k) of the Sellers' Disclosure Letter, except as otherwise set forth in such Paragraph 4(k) of the Sellers' Disclosure Letter:

          (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (iii) the Association, and, to the best of Sellers' Knowledge, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) the Association, and, to the best of Sellers' Knowledge, no party to the lease or sublease has repudiated any provision thereof;

          (v) to the best of Sellers' Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

          (vii) the Association has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

          (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

          (x) to the best of Sellers' Knowledge, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     (l) TANGIBLE ASSETS. The Association owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted.

     (m) INVENTORY. The inventory of the Association consists of medical supplies, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Association.

     (n) CONTRACTS. Paragraph 4(n) of the Sellers' Disclosure Letter lists the following contracts and other agreements to which the Association is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000.00 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Association, or involve consideration in excess of $25,000.00;

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which the Association has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with either the Sellers or their Affiliates (other than the Association);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000.00 or providing severance benefits;

          (x) any agreement under which the Association has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Association; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.00.

The Sellers has delivered to the Purchaser a correct and complete copy of each written agreement listed in Paragraph 4(n) of the Sellers' Disclosure Letter (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Paragraph 4(n) of the Sellers' Disclosure Letter. With respect to each such agreement: (1) the agreement is legal, valid, binding, enforceable, and in full force and effect; (2) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (3) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (4) no party has repudiated any provision of the agreement.

     (o) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Association are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Association.

     (p) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Association.

     (q) INSURANCE. Paragraph 4(q) of the Sellers' Disclosure Letter sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, medical malpractice, and workers' compensation coverage and bond and surety arrangements) to which the Association has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

          (i)  the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii)  the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Association nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Association has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Paragraph 4(q) of the Sellers' Disclosure Letter describes any self-insurance arrangements affecting the Association.

     (r) LITIGATION. Paragraph 4(r) of the Sellers' Disclosure Letter sets forth each instance in which either the Association (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Paragraph 4(r) of the Sellers' Disclosure Letter could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of either the Association or the Group. Neither the Sellers nor the directors and officers (and employees with responsibility for litigation matters) of the Association and the Group has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Association or the Group.

     (s) EMPLOYEES. To the best of the Sellers' Knowledge, no physician, executive, key employee, or group of employees has any plans to terminate employment with the Association or, after the Closing, with the Group. The Association is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances filed pursuant to any work rules of any organized labor organization, claims of unfair labor practices, or other collective bargaining disputes. To the best of the Sellers' Knowledge, the Association has not committed any unfair labor practice. To the best of the Sellers' Knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of the Association.

     (t)  EMPLOYEE BENEFITS.

          (i) Paragraph 4(t) of the Sellers' Disclosure Letter lists each Employee Benefit Plan that the Association maintains or to which the Association contributes.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Association. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

               (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (F) The Sellers have delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Association maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is in Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

               (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither the Sellers nor the directors and officers (and employees with responsibility for employee benefits matters) of the Association has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

               (C) The Association has not incurred, and neither the Sellers nor the directors and officers (and employees with responsibility for employee benefits matters) of the Association has any reason to expect that the Association will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) The Association does not contribute to, has never contributed to, and has not been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (iv) The Association does not maintain, has never maintained, has never contributed, and has not been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

     (u) GUARANTIES. The Association is not a guarantor or is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (v)  ENVIRONMENT, HEALTH, AND SAFETY.

          (i) Each of the Sellers, the Association and their respective Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Sellers, the Association and their respective Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) The Association has no Liability (and none of the Sellers, the Association and their respective Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Association giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) All properties and equipment used in the business of the Sellers, the Association and their respective Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (w) HEALTHCARE COMPLIANCE. Neither the Association nor any physician associated with or employed by the Association has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. 1320a 7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse nor has any fraud or abuse been alleged within the last five (5) years by any government agency. The Association and/or each physician employed thereby is participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other third party payor programs, and, after the execution and delivery hereof and of the Service Agreement, the foregoing representation shall be true with respect to the Group and all physicians employed thereby. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned and, to the best of the Sellers' Knowledge, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third party payor program. The Association is and, after the execution and delivery hereof and of the Service Agreement, the Group will be, in full compliance with the requirements of all such third party payor programs applicable thereto.

     (x) FRAUD AND ABUSE. The Association and persons and entities providing professional services for the Association have not engaged in any activities which are prohibited under 42 U.S.C. 1320a 7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

          (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and

          (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration
(A) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     (y) FACILITY COMPLIANCE. The Association is duly licensed, and the Association and its clinics, offices and facilities are lawfully operated in accordance with the requirements of all applicable law and has all necessary authorizations for their use and operation, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to the Association or any physician employed thereby issued by any governmental authority or third party payor requiring conformity or compliance with any applicable law or condition for participation of such governmental authority or third party payor, and after reasonable and independent inquiry and due diligence and investigation, the Association has no Knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the ordinary course.

     (z) RATES AND REIMBURSEMENT POLICIES. The jurisdiction in which the Association is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by the Association. The Association has no rate appeal currently pending before any governmental authority or any administrator of any third party payor program. The Association has no Knowledge of any applicable law, which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdiction in which the Association is located which could have a material adverse effect on the Association or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at the Association or require the Association to obtain any necessary authorization which the Association does not currently possess.

     (aa)  DISCLOSURE.  The representations and warranties contained in this
Section 4 and in the Sellers' Disclosure Letter do not contain any untrue or misleading statement of a fact.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) GENERAL. Each of the Parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 7 below).

     (b) NOTICES AND CONSENTS. The Sellers will cause the Association to give any notices to third parties, and will cause the Association to use its best efforts to obtain any third-party consents, that may be required by law or the terms of any contract to which the Sellers may be subject or that the Purchaser may request in connection with the transaction contemplated by this Agreement. Each of the Parties will (and the Sellers will cause the Association to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required to consummate the transaction contemplated by this Agreement.

     (c) OPERATION OF BUSINESS. The Sellers will not cause or permit the Association or the Group to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Association to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(g) above.

     (d) PRESERVATION OF BUSINESS. The Sellers will cause the Association to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, patients, and employees.

     (e) FULL ACCESS. The Sellers will permit, and the Sellers will cause the Association to permit, representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Association, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Association.

     (f) NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to the Purchaser of any material adverse development of which any of them learns which would constitute or otherwise cause a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Sellers' Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) EXCLUSIVITY. For so long as this Stock Purchase Agreement shall remain in effect, the Sellers will not (and the Sellers will not cause or permit the Association to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Association (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will not vote their Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Purchaser immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (h) RELEASE FROM PERSONAL GUARANTIES. The Purchaser shall use its best efforts to obtain the release of each Seller from any personal guarantee of any obligation of the Association. Failure of the Purchaser to obtain any such release shall not be a breach of this Agreement or otherwise, without the existence of a separate breach hereof, excuse any Seller from performance hereunder. In that regard, the Purchaser hereby agrees to indemnify and hold each Seller harmless from and against any claim made by such Seller in respect of any such personal guarantee.

     6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

     (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Sellers acknowledge and agree that from and after the Closing the Purchaser will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Association.

     (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Association or any Seller, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

     (c) TRANSITION. The Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Association from maintaining the same business relationships with the Association or the Group after the Closing as it maintained with the Association prior to the Closing. The Sellers will refer all inquiries relating to the businesses of the Association to the Purchaser from and after the Closing.

     (d) NAME CHANGE. At the time of Closing, the Purchaser shall cause the name of the Association to be changed to something distinguishable, within the meaning of the corporation statutes of the state of Florida, from the name of the Association and shall execute, deliver and/or cause to be filed such documents or instruments that may be necessary to permit the Group to change its name to and to do business under the name "Oncology Hematology Group of South Florida, P.A."

     (e) MEDICAL DIRECTOR ARRANGEMENT. From and after Closing, the Parties will continue to negotiate in good faith and establish consistent with past practice all fees related to the performance by some or all of the Sellers of services as medical directors of the Purchaser's IMPACT Center in Miami, Florida.

     7.  CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE.

     (a) CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(a) and
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Sellers shall have caused the Association to procure all of the third party consents specified in Section 5(b) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Shares and to control the Association, or (D) affect adversely the right of the Association to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Sellers and the Group shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in
Section 7(a)(i) (iv) is satisfied in all respects;

          (vi) the Purchaser shall have received the resignations, effective as of the Closing, of each director and officer of the Association other than those whom the Purchaser shall have specified in writing at least five business days prior to the Closing;

          (vii) the Purchaser shall have received from Cohen, Chase, Hoffman & Trautman, P.A., counsel to the Sellers and the Association, an opinion as to matters customarily addressed in opinions of counsel in transactions such as that described herein, which opinion shall be in form and substance reasonably acceptable to the Purchaser and its counsel;

          (viii) the Group shall have executed and delivered the Service Agreement to the Purchaser;

          (ix) the President of the Association shall have executed and delivered to Baker, Donelson, Bearman & Caldwell, a professional corporation, and any state healthcare counsel engaged to render the opinion described in subparagraph (x) below, the Certificate of Fact in substantially the form set forth as Exhibit 7(a)(ix) hereto

          (x) the Purchaser shall have received an opinion from Florida counsel reasonably satisfactory to the Purchaser that the Service Agreement is the legal, valid and binding obligation of the Group, enforceable according to its terms (subject to standard bankruptcy, insolvency and principles of equity exceptions) and that the performance of the Service Agreement by the Purchaser and the Group will not violate any statute, regulation, official interpretation, order, decree or other law of the state of Florida;

          (xi) the Purchaser shall have received an opinion from Baker, Donelson, Bearman & Caldwell that the performance of the Service Agreement by the Purchaser and the Group will not violate any statute, regulation, official interpretation, order, decree or other law of the United States of America;

           (xii) each Seller shall have executed an employment contract with the Group in substantially the form required by the Service Agreement; and

          (xiii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinion, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-
(iii) is satisfied in all respects;

          (v) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

          (vi) the Sellers shall have received an opinion from Baker, Donelson, Bearman & Caldwell, in form and substance satisfactory to the Sellers and their counsel with respect to the enforceability of the Long-Term Note and the legality of the rate of interest thereupon.

          (vii) the Sellers shall have received an opinion from Florida counsel reasonably satisfactory to the Sellers that the Service Agreement is the legal, valid and binding obligation of the Purchaser, enforceable according to its terms (subject to standard bankruptcy, insolvency and principles of equity exceptions) and that the performance of the Service Agreement by the Purchaser and the Group will not violate any statute, regulation, official interpretation, order, decree or other law of the state of Florida.

          (viii) the Sellers shall have received an opinion from Baker, Donelson, Bearman & Caldwell that the performance of the Service Agreement by the Purchaser and the Group will not violate any statute, regulation, official interpretation, order, decree or other law of the United States of America;

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

     8.  DELIVERIES AT CLOSING.

     (a) DOCUMENTS TO BE DELIVERED BY THE PURCHASER. At the Closing, the Purchaser shall deliver the following instruments and documents to the Sellers or other appropriate party:

          (i)  the amount described in Section 2(b)(i) above;

          (ii)  the Long-Term Note, payable to the order of the Sellers;

          (iii) the Warrants;

          (iv)  the certificate described in Section 7(b)(iv) above;

          (v) the opinions of counsel, in a form reasonably satisfactory to the Sellers' counsel, required pursuant to Sections 7(b)(vi) through (viii) above; and

          (vi) such other documents as the Sellers may reasonably request to affect the transactions contemplated by this Agreement.

     (b) DOCUMENTS TO BE DELIVERED BY THE SELLER. At the Closing, the Sellers shall deliver the following instruments and documents to the Purchaser:

          (i) stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents;

          (ii) a certificate of existence from the Florida Secretary of State evidencing the existence and good standing of the Association, dated not more than five (5) days prior to the Closing Date;

          (iii) all consents necessary regarding the transaction contemplated by this Agreement;

          (iv) the opinion of counsel to the Sellers, in a form reasonably satisfactory to the Purchaser's counsel, required by Section 7(a)(vii) above;

          (v) the opinion, in a form reasonably acceptable to the Purchaser's counsel, required by Section 7(a)(ix) above;

          (vi)  the Certificate described in Section 7(a)(v) above;

          (vii)  the Service Agreement, duly executed by the Group; and

          (viii) such other documents as the Purchaser may reasonably request to affect the transactions contemplated by this Agreement.

     9.  REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PURCHASER . In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached), in a manner which has a material adverse effect on the Purchaser, any of such Seller's representations, warranties, and covenants contained herein and, provided that the Purchaser makes a written claim for indemnification against the Seller pursuant to Section 9(c)(i) below, then the Sellers and the Group, jointly and severally, agree to indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). or otherwise.

     (c)  MATTERS INVOLVING THIRD PARTIES.

          (i) If any third party shall notify the Purchaser with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification under this Section 9, then the Purchaser shall promptly notify the Sellers thereof in writing; provided, however, that no delay on the part of the Purchaser in notifying the Sellers shall relieve the indemnitor from any obligation hereunder unless (and then solely to the extent) the indemnitor thereby are prejudiced.

          (ii) The Sellers and the Group will have the right to defend the Purchaser against the Third Party Claim with counsel of its choice satisfactory to the Purchaser so long as (A) they notify the Purchaser in writing within 15 days after the Purchaser has given notice of the Third Party Claim that the Sellers will indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Sellers and the Group provides the Purchaser with evidence acceptable to the Purchaser that the Sellers and the Group will have the financial resources to defend against the Third Party Claim and fulfill his indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Purchaser, likely to establish a precedential custom or practice adverse to the continuing business interests of the Purchaser, and
(E) the Sellers and the Group conduct the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Sellers and the Group are conducting the defense of the Third Party Claim in accordance with Section 9(c)(ii) above, (A) the Purchaser may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Purchaser will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Sellers and the Group (not to be withheld unreasonably), and (C) the Sellers and the Group will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Purchaser.

          (iv) In the event any of the conditions in Section 9(c)(ii) above is or becomes unsatisfied, however, (A) the Purchaser may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Purchaser need not consult with, or obtain any consent from, the Seller in connection therewith), (B) the Sellers and the Group will reimburse the Purchaser promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Sellers and the Group will remain responsible for any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
Section 9.

     (d) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price.

     (e) RECOUPMENT UNDER THE LONG-TERM NOTE. In the event that the Purchaser shall suffer Adverse Consequences for which indemnification pursuant to the foregoing provisions shall be payable by the Sellers and the Sellers shall not make any such indemnification payment within sixty (60) days after such indemnity amount shall become payable, the Purchaser shall have the option of recouping all or any part of any Adverse Consequences it may suffer by notifying the Sellers that the Purchaser is offsetting the amount of such Adverse Consequences against the principal amount outstanding under the Long-Term Note. An offset pursuant to this subsection shall affect the timing and amount of payments required under the Long-Term Note in the same manner as if the Purchaser had made a permitted prepayment (without premium or penalty) thereunder.

     (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Sellers hereby agree that they will not make any claim for indemnification against the Association by reason of the fact that they were directors, officers, employees, or agents of the Association or were serving at the request thereof as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Purchaser against the Sellers (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     10.  TERMINATION.

     (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Purchaser and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Purchaser may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event any of the Sellers has breached or failed to satisfy in any material respect any representation, warranty, covenant or condition contained in this Agreement, the Purchaser has notified the Seller of the breach or failure, and the breach or failure has continued without cure for a period of 10 days after the notice of breach or failure;

          (iii) the Sellers may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing in the event the Purchaser has breached or failed to satisfy in any material respect any representation, warranty, covenant or condition contained in this Agreement, any of the Sellers has notified the Purchaser of the breach or failure, and the breach or failure has continued without cure for a period of 10 days after the notice of breach or failure; and

          (iv) if the Closing shall not have occurred on or before February 29, 1996 (unless the failure to close is primarily attributable to the breach of or failure to satisfy any representation, warranty, covenant or condition contained in this Agreement by the Party seeking to terminate this Agreement).

     (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11.  MISCELLANEOUS.

     (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchaser and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     (b) ARBITRATION OF DISPUTES; LEGAL FEES. Any dispute arising under this Stock Purchase Agreement shall be submitted by the parties to binding arbitration pursuant to the Tennessee Uniform Arbitration Act, with any such arbitration proceeding being conducted in accordance with the rules of the American Arbitration Association. Any arbitration panel presiding over any arbitration proceeding hereunder is hereby empowered to render a decision in respect of such dispute, to award costs and expenses (including reasonable attorney fees) as it shall deem equitable and to enter its award in any court of competent jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Memphis, Shelby County, Tennessee for purposes of enforcement of any arbitration award hereunder. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

     (c) LIQUIDATED DAMAGES. In the event that the Sellers shall be willing, ready and able to close on the Closing Date and the Purchaser shall fail to close on such date, the Purchaser shall pay to the Sellers, as liquidated damages and in complete satisfaction of all claims that Sellers may have against the Purchaser on account of said failure, the amount of $250,000.00, which shall be payable within ten (10) business days after such failure shall occur, and such reasonable attorneys' fees as shall have been incurred by the Sellers or the Group in connection with this Agreement.

     (d) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (e) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (f) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Seller; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (h) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:                   Copy to:

     Leonard Kalman, M.D.                Alan R. Chase, Esq.
     Oncology Hematology Group           Cohen, Chase, Hoffman & Trautman, P.A.
       of South Florida, P.A.            Suite 600, 9400 South Dadeland Blvd
     8940 N. Kendall Dr.,                Miami, Florida  33156
     Suite 300-E East Tower
     Miami, Florida 33176


     If to the Purchaser:                Copy to:

     Daryl P. Johnson                    John A. Good, Esq.
     Response Oncology, Inc.             Baker, Donelson, Bearman & Caldwell
     1775 Moriah Woods Blvd.             200 First Tennessee Building
     Memphis, Tennessee 38117            Memphis, Tennessee 38103


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

     (k) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) EXPENSES. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that neither the Association has not borne or will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (n) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (o) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (p) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                                *   *   *   *   *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.


                             PURCHASER:

                             Response Oncology, Inc.


                             By:__________________________________
                             Title:_______________________________


                             GROUP:

                             South Florida Oncology Hematology Associates, P.A.


                             By:__________________________________
                             Title:_______________________________

                             SELLERS:


                             _____________________________________
                             Dr. Leonard Kalman, individually and as
                             duly-authorized attorney-in-fact




                           Exhibit 2(b)(i)
                                  to
                      Stock Purchase Agreement

                   NON-NEGOTIABLE PROMISSORY NOTE

$5,959,972.00                                                Miami, Florida
                                                             January 2, 1996


     FOR VALUE RECEIVED, the undersigned, RESPONSE ONCOLOGY, INC., a Tennessee corporation (the "Maker"), promises to pay to the order of DR. LEONARD KALMAN, a resident of the State of Florida, individually and acting as attorney-in-fact for all Selling Shareholders pursuant to that certain Agreement among Selling Shareholders of even date herewith (the "Lender"), the principal sum of FIVE MILLION NINE HUNDRED FIFTY-NINE THOUSAND NINE HUNDRED SEVENTY-TWO DOLLARS ($5,959,972.00), together with interest from date until maturity at the rate of nine (9%) percent per annum from date until Maturity (hereinafter defined), said principal and interest being payable in fifty nine (59) consecutive, equal, quarterly amortized installments of ONE HUNDRED EIGHTY-TWO THOUSAND SEVEN HUNDRED THIRTEEN AND FIFTY-FOUR ONE HUNDREDTHS DOLLARS ($182,713.54), commencing April 1, 1996, and on the first day of each calendar quarter thereafter. The entire remaining unpaid balance of principal, and any accrued interest thereon, shall be due and payable on January 1, 2011.

     This Note may be prepaid in whole or in part prior to Maturity only with the advance written consent of the Lender. Any partial prepayment of principal shall, however, not have the effect of suspending or deferring the payments provided for herein, but the same shall continue to be due and payable on each due date subsequent to any such partial prepayment of the principal and shall operate to effect full payment of the principal at an earlier date.

     At the option of the Lender, exercisable not later than ten (10) days prior to any payment of principal or interest on this Note, such payment shall be paid in whole or in part in shares of common stock of the Maker, $.01 par value per share (the "Shares"). For purposes of this paragraph, the number of Shares to which the Lender shall be entitled upon exercise of the option provided hereunder shall be determined by dividing the amount of principal and interest to be paid in Shares by the Maker by $17.50, which price shall be adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, reorganizations and other changes in the capital structure of the Maker affecting the value of the Shares.

     Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the lesser of (a) eighteen percent (18%) per annum or (b) the maximum effective contract rate which may be charged by the Lender under applicable law from time to time in effect.

     In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the maximum effective contract rate which may be charged by the Lender under applicable law from time to time in effect.

     This Note is non negotiable.

     Notwithstanding anything to the contrary, the payments required pursuant to this Note are subject to a right of offset, setoff, and recoupment as a result of any indemnification required pursuant to the provisions of that certain Stock Purchase Agreement by and between Lender and Maker dated as of December ___, 1995.

     All installments of interest, and the principal hereof, are payable by Maker's corporate check at ______________________________ or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

     If the Maker shall fail to make payment of any installment of principal and interest, as above provided, and such failure shall continue unremedied for a period of thirty (30) days following written notice thereof, or upon the dissolution of the Maker or any endorser, and (if there is a cure period applicable thereto) such default is not cured within such applicable cure period, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being hereby expressly waived.

     If this Note is placed in the hands of an attorney for collection, by suit or otherwise, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee if Lender is successful in the litigation.

     It is the intention of the Lender and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

     Neither Lender, nor any subsequent holder of this Note, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder (except to the Maker, or to ONCOLOGY HEMATOLOGY GROUP OF SOUTH FLORIDA, P.A. [the "P.A."]), which payments and the rights thereto are hereby expressly declared: (i) to be nonassignable and non-transferrable (except to the Maker or to the P.A.), and (ii) not liable for or subject to the debts, liabilities, or obligations or the Lender or the P.A. (except for those debts, obligations and liabilities of the P.A. to Maker which are secured by the security interest in this Note granted to Maker pursuant to a security agreement of even date herewith; and, in the event of any attempted assignment or transfer (except to the Maker or to the P.A.), the Maker shall have no further liability under this Note.

     This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect.

                                   RESPONSE ONCOLOGY, INC.

                                   By:_____________________________________
                                   Title:__________________________________



                             Exhibit 2(b)(ii)
                                    to
                        Stock Purchase Agreement

                      COMMON STOCK PURCHASE WARRANT

                                                    Certificate No. SF-Specimen

This Warrant has not been registered under the Securities Act of 1933 or any state securities law, has been acquired for investment only and may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless it has been registered under the Securities Act of 1933 and any applicable state securities law, or the proposed transfer is exempt from the registration requirements of the Securities Act of 1933 and any applicable state securities law.

____________________________________________________________________________

                     WARRANT TO PURCHASE COMMON STOCK

                                   OF

                         RESPONSE ONCOLOGY, INC.
____________________________________________________________________________

     This Warrant is granted as of January 2, 1996 by Response Oncology, Inc., a Tennessee corporation (the "Issuer"), which certifies that, for value received, the registered holder hereof, or his registered assigns (the registered holder or assigns are referred to herein as the "Holder"), is entitled to purchase from the Issuer, at any time and from time to time during the Exercise Period (as hereinafter defined) at the Exercise Price (as hereinafter defined) per share (as adjusted as herein provided), 160,000 shares of common stock (the "Common Stock") of Response Oncology, Inc. (the "Company") (such number of shares of Common Stock purchasable upon the exercise of this Warrant to Purchase Common Stock, as adjusted from time to time pursuant to the provisions hereinafter set forth, are referred to in this Warrant as the "Warrant Shares"). This Warrant has been issued in connection with and as partial consideration for the acquisition (the "Stock Purchase") by the Issuer of all of the outstanding shares of capital stock of Oncology Hematology Group of South Florida, P.A. (the "Association") pursuant to that certain Stock Purchase Agreement dated as of December 20, 1995 among the Issuer and the stockholders of the Association.

     VOID AFTER 5:00 P.M. MEMPHIS, TENNESSEE TIME, ON DECEMBER 31, 2000, SUBJECT TO EARLIER TERMINATION AS HEREINAFTER SET FORTH
      This Warrant is subject to the following terms and conditions:

     1. EXERCISE PERIOD. The period in which the Holder shall have the right to exercise this Warrant (the "Exercise Period") shall commence on the date hereof and shall terminate on (the "Termination Date") the earlier of (i) December 31, 2000, (ii) the occurrence of any merger, voluntary dissolution or other event pursuant to which the existence of the Issuer shall terminate, or
(iii) thirty (30) days following the occurrence of any Oncology Event of Default as defined in that certain Service Agreement between the Issuer and Oncology Hematology Group of South Florida, P.A. dated as of January 2, 1996 (taking into account, for purposes of determining the date of occurrence of such Oncology Event of Default, any curative period).

     2.  EXERCISE PRICE.  The Exercise Price shall be equal to $12.50 per
share.   The Exercise Price is subject to adjustment as provided in Section 5 below.

     3. TERMINATION OF WARRANTS. The Warrants shall terminate on the Termination Date and shall not be exercisable thereafter.

     4. EXERCISE OF WARRANTS. (a) The Warrants may be exercised in whole or in part, at any time and from time to time, during the Exercise Period by surrendering this Warrant, with the purchase form provided for herein duly executed by the Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Issuer or at such other office in the United States as the Issuer may designate by notice in writing to the Holder (the "Issuer's Office") accompanied by payment of the Exercise Price in full, in cash or by certified or cashier's check, payable to the order of the Issuer, or, at the option of the Holder, by wire transfer in accordance with instructions provided by the Issuer. If fewer than all of the Warrants are exercised, the Issuer shall, upon each exercise prior to the expiration of the Exercise Period, execute and deliver to the Holder an amendment to this Warrant (dated the date hereof) evidencing the balance of the Warrants that remain exercisable.

     (b) On the date of exercise of the Warrant, the Holder exercising the same shall be deemed to have become the holder of record for all purposes of the Warrant Shares to which the exercise relates.

     (c) As soon as practicable, but not later than ten (10) days after the exercise of all or part of the Warrants, the Issuer shall, at the Issuer's expense (including the payment of any applicable issue taxes and the cost of any opinion of counsel required by the Issuer or its transfer agent), cause to be issued in the name of and delivered to the Holder a certificate or certificates evidencing the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon such exercise.

     (d) The Warrant Shares issued upon exercise of this Warrant will not be registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state in reliance on exemptions from the registration requirements of the Act and such laws. Accordingly, the Warrant Shares may be sold or otherwise transferred only upon (i) registration under the Act and qualification under applicable state securities laws, (ii) compliance with Rule 144 under the Act, or (iii) the Issuer's receipt of an opinion, at the Holder's expense, from counsel reasonable acceptable to the Issuer to the effect that any such sale or transfer will not violate the Act or any state law. The Issuer will cause an appropriate legend to be placed on certificates representing the Warrant Shares to the foregoing effect.

     5. ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND CHARACTER OF WARRANT SHARES, AND NUMBER OF WARRANTS. The Exercise Price, the number and kind of securities purchasable upon the exercise of each Warrant, and the number of Warrants outstanding shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 5.

     (a) In case the Issuer shall at any time on or after the date hereof (i) pay a dividend in shares of Common Stock or other securities of the Issuer or make a distribution in shares of Common Stock or such other securities to holders of all its outstanding shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Issuer (including any such reclassification in connection with a consolidation or merger in which the Issuer is the continuing corporation), then the number and kind of Warrant Shares purchasable upon exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Issuer which the Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date in respect thereof. In the event of any adjustment of the total number of shares of Common Stock purchasable upon the exercise of the then outstanding Warrants pursuant to this Section 5(a), the Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by such Warrant immediately after such adjustment into the total amount payable upon exercise of such Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Section 5(a) shall become effective immediately after the effective date of such event retroactive to the record date for any such event. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Issuer shall at any time after the date hereof fix a record date for the issuance of rights, options, or warrants to all holders of its outstanding shares of Common Stock, entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per common share (or having an exchange or conversion price per common share, with respect to a security exchangeable for or convertible into shares of Common Stock) which is lower than the Exercise Price per common share on such record date, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Exercise Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) are not delivered after the expiration of such rights, options, or warrants, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration) to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Issuer and shall be described in a statement mailed to the Holder. Shares of Common Stock owned by or held for the account of the Issuer shall not be deemed outstanding for the purpose of any such computation.

     (c) In case the Issuer shall at any time after the date hereof distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Issuer is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with applicable law and dividends or distributions payable in shares of stock described in Section 5(a) above) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) (excluding those expiring within forty-five (45) days after the record date referred to in Section 5(b) above), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for such distribution by a fraction, of which the numerator shall be the fair market value of the shares of Common Stock on such day, as determined in good faith by the Board of Directors of the Issuer whose determination shall be conclusive, and described in a notice to the Holder of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one common share and of which the denominator shall be such fair market value per common share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

     (d) For the purpose of this Warrant, the fair market value per share of Common Stock shall be determined by reference to the latest independent bid for the Common Stock as set forth in the National Market of The Nasdaq Stock Market or, if the Common Stock shall be traded on any national or regional securities exchange, the latest bid price for the Common Stock, or, if none of the foregoing apply, as determined in good faith by the Board of Directors of the Issuer.

     (e) No adjustment in the Exercise Price or the number of Warrant Shares purchasable shall be required unless such adjustment would require an increase or decrease of at least ten percent (10%) in the Exercise Price or the number of Warrant Shares purchasable; provided, however, that any adjustments which by reason of this Section 5(e) are not required to be made (i) shall be carried forward and taken into account in any subsequent adjustment or (ii) if no subsequent adjustment occurs, shall be made immediately prior to exercise of this Warrant. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (f)  Unless the Issuer shall have exercised its election as provided in
Section 5(g), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 5(b) or (c), each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of a Warrant prior to adjustment of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

     (g) The Issuer may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants, in substitution for any adjustment in the number of Warrant Shares purchasable upon the exercise of Warrants as provided in Sections 5(a) and (f). Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Issuer shall send to each Holder a notice of its election to adjust the number of Warrants, indicating the record date for the adjustment, and if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least ten (10) days after the date such announcement is sent to the Holders. Upon each adjustment of the number of Warrants pursuant to this
Section 5(g) the Issuer shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date new certificate(s) evidencing the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Issuer, shall cause to be distributed to such holders of record in substitution and replacement for the certificates held by such holders prior to the date of adjustments, and upon surrender thereof if required by the Issuer, new certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment.

     (h) In case of any capital reorganization of the Issuer, or of any reclassification of the shares of Common Stock [other than a reclassification, subdivision or combination of shares of Common Stock referred to in Section 5(a)], or in case of the consolidation of the Issuer with, or the merger of the Issuer with, or merger of the Issuer into, any other corporation, limited partnership, limited liability company or other business entity (other than a reclassification of the shares of Common Stock referred to in Section 5(a) or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation or entity, each Warrant shall after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled to receive upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of the Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for purposes of this Section 5(h).

     (i) In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the holders of an Warrant or Warrants shall become entitled to purchase any shares or securities of the Issuer other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of each Warrant and the exercise price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions with respect to the shares of Common Stock contained in Sections 5(a) through
(h), inclusive.

     (j) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Issuer may elect to defer until the occurrence of such event issuing to the holder of any Warrant exercised after such record date the shares of Common Stock, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Issuer shall deliver as soon as practicable to such holder a due bill or other appropriate instrument provided by the Issuer evidencing such holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

     (k) Notwithstanding anything herein to the contrary, no adjustment shall be required under this Section 5 in the event the Issuer (i) issues options to purchase Common Stock or other securities to officers, directors, employees or agents pursuant to an incentive or non-qualified stock option plan, or (ii) issues shares of Common Stock or other securities pursuant to an offering for cash or other consideration (including the assets or capital stock or securities of any other corporation or other business entity), or pursuant to a plan of merger whereby the Issuer is the surviving participant in the merger, other than an issuance of rights, options or warrants exercisable for shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) to all holders of its outstanding shares of Common Stock.

      6. DEFINITION OF SHARES OF COMMON STOCK. The shares of Common Stock issuable upon exercise of the Warrants shall be the shares of Common Stock as constituted on the date hereof except as otherwise provided in Section 5.

     7. NOTICE OF NUMBER OF WARRANT SHARES, ADJUSTMENT OR TERMINATION. Within thirty (30) days of the occurrence of an event which results in an adjustment in the number of Warrants, the number of Warrant Shares purchasable upon the exercise of Warrants and/or the Exercise Price or the termination of the Warrants shall have occurred as provided herein, the Issuer shall forthwith:

     (a) prepare and hold for inspection at the Issuer's principal place of business, 1775 Moriah Woods Blvd., Memphis, Tennessee 38117, or such subsequent principal place of business (the "Issuer's Office"), a statement, signed by the Chief Financial Officer of the Issuer, stating either (i) the number of Warrants or Warrant Shares, (ii) the adjusted number of Warrants or Warrant Shares purchasable upon the exercise of Warrants and/or Exercise Price determined as herein provided, such statement to show in detail the facts requiring such adjustment or (iii) the termination of the Warrants, and

     (b)  give notice embodying such statement to each Holder as provided in
Section 13. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed pursuant to Section 8.

     8. NOTICES OF RECORD DATE, ETC. In the event the Issuer shall propose to take any action of the type requiring an adjustment of the Exercise Price or the number or character of the Warrant Shares or Warrants pursuant to Section 5 or a dissolution, liquidation or winding up of the Issuer (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed, the Issuer shall give notice to each Holder as provided in Section 13, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which will require the fixing of a record date, unless otherwise provided in this Warrant, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

     9. REPLACEMENT OF SECURITIES. If this Warrant shall be lost, stolen, mutilated or destroyed, the Issuer shall, on such terms as to indemnity or otherwise as the Issuer may in its discretion reasonably impose, issue a new certificate of like tenor or date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder. Any such new certificate shall constitute an original contractual obligation of the Issuer, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     10. RECORDKEEPING. This Warrant, as well as all other warrant certificates representing Warrants of like tenor issued in connection with the Stock Purchase shall be numbered beginning with the alphabetic prefix "SF" and shall be registered in a register (the "Warrant Register") maintained at the Issuer's Office as they are issued. The Warrant Register shall list the name, address and Social Security or other Federal Identification Number, if any, of all Holders. Upon notice duly given by the Holder, the Issuer shall be entitled to recognize the Holder as set forth in the Warrant Register as the nominee for the beneficial owners of the Warrants as set forth in such notice or subsequent notices with respect to such beneficial ownership recognize for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

     11. TRANSFER. This Warrant shall not be transferable and may not be the subject of a sale, assignment, pledge or other conveyance without the Issuer's advance consent, which the Issuer may withhold in its absolute discretion. The Warrant shall be transferable only on the Warrant Register upon delivery of such Warrants, with the assignment form provided for herein duly executed by the Holder or by the Holder's duly authorized attorney-in-fact. Upon any registration of transfer, the Issuer shall execute and deliver a new Warrant certificate to the person entitled thereto.

     The Warrants have not been registered under the Securities Act of 1933 or any state securities law, and, accordingly, may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless they have been registered under the Securities Act of 1933 and any applicable state securities law or, in the opinion of counsel reasonably satisfactory to the Issuer, whose fees and expenses in connection with such opinion will be borne by the Holder, the proposed transfer is exempt from the registration requirements of the Securities Act of 1933 and any applicable state securities law.

     12. EXCHANGE OF WARRANT CERTIFICATES. This Warrant may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as this Warrant entitles such Holder to purchase. A Holder desiring to so exchange this Warrant shall make such request in writing delivered to the Issuer, and shall surrender this Warrant therewith. Thereupon, the Issuer shall execute and deliver to the person entitled thereto a new certificate or certificates, as the case may be, as so requested.

     13.  PIGGYBACK REGISTRATION.

          (a)     NOTICE OF PIGGYBACK REGISTRATION AND INCLUSION OF WARRANT
SHARES.

          If, after the Holder's exercise of the Warrants pursuant to Section 4 hereof, the Issuer shall elect to file a registration statement ("Registration Statement") on Form S-2 or S-3 (or any successor form thereto) under the Act with respect to any of its securities, either for its own account or the account of a security holder or holders, other than a registration of a public offering of Common Stock commenced within one (1) year of the date hereof or a registration relating solely to employee benefit plans (excluding the foregoing events, a "Registration"), the Issuer will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Issuer intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related registration and/or qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request delivered to the Issuer by any Holder within 30 days after delivery of such written notice from the Issuer.

          (b)     UNDERWRITING IN PIGGYBACK REGISTRATION.

               (i)     NOTICE OF UNDERWRITING IN PIGGYBACK REGISTRATION.

               If the Registration of which the Issuer gives notice is for a Registered public offering involving an underwriting, the Issuer shall so advise the Holders as a part of the written notice given pursuant to Section 13(a). In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Warrant Shares in such underwriting to the extent provided in this Section 13. All Holders proposing to distribute their securities through such underwriting shall (together with the Issuer and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the Underwriter ("Underwriter's Representative") for such offering. The Holders shall have no right to participate in the selection of underwriters for an offering pursuant to this Section.

               (ii)     MARKETING LIMITATION IN PIGGYBACK REGISTRATION.

               In the event the Underwriter's Representative advises the Holders seeking Registration of Warrant Shares pursuant to Section 13 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be included in such Registration, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 13(a)(iii) may limit (or reduce to zero) the number of Warrant Shares to be included in such Registration and underwriting; provided however, that any Warrant Shares so excluded shall retain any and all Registration rights set forth in Section 13 hereof.

               (iii)     ALLOCATION OF WARRANT SHARES IN PIGGYBACK
REGISTRATION.

               In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 13(a)(ii), the number of shares to be included in such Registration shall be allocated in the following manner: Common Stock held by persons who are not contractually entitled to include shares in such Registration shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares of Common Stock that may be included in the Registration and underwriting by all selling shareholders (including the Holders and all other persons contractually entitled to such registration) shall be allocated among Holders and other holders of securities other than Warrant Shares requesting and contractually entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Warrant Shares) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Warrant Shares or other securities excluded from the underwriting by reason of this Section 13(a)(iii) shall be included in the Registration Statement.

               (iv)     WITHDRAWAL IN PIGGYBACK REGISTRATION.

               If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Issuer and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Warrant Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          (c)     BLUE SKY IN PIGGYBACK REGISTRATION.

          In the event of any Registration of Warrant Shares pursuant to
Section 13, the Issuer will use its best efforts to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the Holders shall pay their pro rata share of such expenses.

     14.  DEMAND REGISTRATION.

          (a)     REQUEST FOR REGISTRATION.

          Subject to exceptions as hereinafter provided, after the first anniversary of the Closing Date, the Holders which have exercised Warrants pursuant to Section 4 hereof (the "Unregistered Shares"), may annually make a single request (a "Demand") in writing within 30 days of the anniversary date that the Issuer file and effect a registration statement with the Commission in respect of all, but not less than all, shares of Unregistered Shares held by the Holders. Upon receipt of a Demand, the Issuer shall as soon as practicable cause a Registration Statement to be filed with the Commission, which Registration Statement shall, if not an Underwritten Offering pursuant to
Section 13 above, contain all appropriate undertakings necessary to comply with Rule 415 under the 1933 Act pertaining to "shelf registration", and the Issuer shall use its best efforts to effect such Registration (including the execution of an undertaking to file post effective amendments and any related registration or qualification under Blue Sky Laws or other compliance with the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of the Unregistered Shares.
           (b) REGISTRATION OF OTHER SECURITIES IN DEMAND REGISTRATION.

          Any Registration Statement filed pursuant to the request of the Holders under this Section 14 may, subject to the provisions of Section 14(c), include securities of the Issuer other than the Unregistered shares.

          (c)     BLUE SKY IN DEMAND REGISTRATION.

          In the event of any Registration of Warrant Shares pursuant to
Section 14, the Issuer will use its best efforts to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the Holders shall pay their pro rata share of such expenses.

          (d)     UNDERWRITTEN DEMAND REGISTRATION.

          The Holders making a Demand shall be entitled to engage an underwriter reasonably acceptable to the Issuer to offer and sell in a public offering the Unregistered Shares included in any Registration Statement filed pursuant to Section 14(a) above. In such event, the Issuer and each participating Holder shall enter into an underwriting agreement in customary form with the representative of the underwriter ("Underwriter's Representative") for such offering. Whether or not an underwriting agreement is entered into, the Issuer shall:

               (i) make such representation and warranties to the Holders participating in such registration and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

               (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (if form, scope and substance) shall be reasonably satisfactory to the Underwriter's Representative, if any, and the Holders of a majority in number of the Unregistered Shares being sold) addressed to such Holders and underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and the underwriters, if any;

               (iii) obtain comfort letters and updates thereof from the Issuer's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type (including the "circling" of numbers in the prospectus included in the Registration Statement, with appropriate legends explaining the procedures performed with respect to "circled" numbers) customarily covered in comfort letters by independent certified public accountants in connection with underwritten offerings, on such date or dates as may be reasonably requested by the Underwriters' Representative and the Holders of a majority of the Unregistered Shares being sold; and

               (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Unregistered Shares being sold and the Underwriters' Representative, if any, to evidence compliance with any customary conditions contained in the underwriting agreement.

     In connection with such Underwritten Offering, the Issuer shall (i) make provide to a single counsel for the Holders whose Unregistered Shares are included in such Underwritten Offering, for such counsel's review and comment, drafts of the Registration Statement; (ii) provide such counsel with a reasonable number of executed copies of the Registration Statement and all amendments thereto, as filed, as well as a reasonable number of preliminary prospectuses used by the underwriters in such Underwritten Offering; (iii) give prompt notice to such counsel of the effectiveness of such registration statement and of any stop order issued by the Commission or proceeding, or threat of such a proceeding, by the Commission for the purpose of issuing a stop order or otherwise suspending the effectiveness of any Registration Statement; (iv) provide to the Holders a reasonable number of final prospectuses delivered to purchasers under the Securities Act; and (v) for such period for which prospectuses are required to be delivered by dealers, provide such dealers with an adequate number of final prospectuses in order to permit the dealers to comply with their obligations under the Securities Act. In all other regards, the Issuer agrees to comply with the requirements of the Securities Act in connection with any Underwritten Offering.

          (e) RIGHT OF REDEMPTION. The Issuer shall have the right to redeem the Unregistered Shares at a price equal to the average of the price as quoted for the Common Stock as set forth in the National Market of The Nasdaq Stock Market or, if the Common Stock shall be traded on any national or regional securities exchange, the latest bid price for the Common Stock, for the prior ten (10) trading days prior to the date the Demand is received.

     15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered in person, against written receipt therefor, or two days after being sent, by registered or certified mail, postage prepaid, return receipt requested, and, if to the Holder, at such address as is shown on the Warrant Register or as may otherwise may have been furnished to the Issuer in writing by the Holder and, if to the Issuer, at the Issuer's Office.

     16. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This certificate is deemed to have been delivered in the State of Tennessee and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant to Purchase Common Stock Certificate are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

     17. EXPIRATION. Unless as hereinafter provided, the right to exercise these Warrants shall terminate upon the expiration of the Exercise Period.

     IN WITNESS WHEREOF

                                            Response Oncology, Inc.


DATED:  January 2, 1996               By:_______________________________
                                           Joseph T. Clark, President



                              PURCHASE FORM

                      TO: RESPONSE ONCOLOGY, INC.

                                                Dated:_________________, 19__


     The undersigned hereby irrevocably elects to exercise the within Warrants, to the extent of purchasing __________ shares of Common Stock, and hereby makes payment of $______________ in payment of the actual Exercise Price thereof.

                    INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:________________________________________________________________________
                  (Please typewrite or print in block letters)

Address:_____________________________________________________________________

Signature:___________________________________________________________________
          (Signature must conform in all respects to the name of the Holder as set forth on the face of this Warrant.)



                                ASSIGNMENT FORM


     FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto

Name:_______________________________________________________________________
               (Please typewrite or print in block letters)

Address:____________________________________________________________________

the right to purchase shares of Common Stock represented by this Warrant to the extent of ___________________________________________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint
_______________________________
Attorney-in-Fact, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated:________________, 19__

Signature___________________________________________________________________
          (Signature must conform in all respects to the name of the Holder as set forth on the face of this Warrant.)



                              Exhibit 7(a)(x)
                                    to
                         Stock Purchase Agreement

                           CERTIFICATE OF FACTS


     This Certificate is provided in connection with the transactions contemplated by the Stock Purchase Agreement dated as of December 20, 1995, by and among the Stockholders (the "Sellers") of Oncology Hematology Group of South Florida, P.A., a Florida professional association (the "Association"), South Florida Oncology Hematology Associates, P.A., a Florida professional association (the "New PA") and Response Oncology, Inc., a Tennessee corporation ("Response"), pursuant to which Response is to acquire from the Sellers all of the outstanding capital stock of the Association and the new PA and Response are to enter into a Service Agreement (the "Transaction").

     The Association and Sellers acknowledge that the law firms of Baker, Donelson, Bearman & Caldwell, a professional corporation, and Zack, Sparber, Zosnitzky, Truxton, Spratt & Brooks, P.A. may rely on the certification of facts contained herein in connection with such firms' rendering their opinions concerning the Transaction to Response and to such lender, underwriter or other party as directed by Response.

     The undersigned person, in his own behalf and on behalf of all Sellers, and as President of the Association, does hereby certify the following:

     1. The locations at which the Sellers and the Association conduct their practice and a description of the nature of such practice at each location is described on Exhibit "A" to this Certificate. The Sellers and the Association do not conduct a practice or business at any locations other than those identified on Exhibit "A."

     2. A list of all employment agreements and non-competition agreements and a description of the compensation arrangement with each employee whose services are billable is provided on Exhibit "B" to this Certificate.

     3. The Sellers and any professional associated with or employed by the Association do not have any oral or written agreement or understanding with any organization or individual that provides health services or supplies other than those identified on Exhibit "C."

     4. The Sellers and any professional associated with or employed by the Association do not have any endorsement arrangement with any manufacturer of drugs, biologicals or medical devices, including, but not limited to, surgical instruments or intraocular lenses other than those identified on Exhibit "D."

     5. The Sellers and any professional associated with or employed by the Association do not have any oral or written agreements with professionals, or legal entities with which such professionals have an investment or compensation interest as defined by the Medicare and Medicaid Anti-Kickback Law (42 U.S.C. 1320a-7(b)(b)), the Stark Self-Referral Law (42 U.S.C. 1395nn) or regulations promulgated thereunder and applicable state law, who may refer to or receive referrals from the Sellers or to professionals employed by the Association, other than those identified on Exhibit "E."

     6. The Sellers and professionals associated with or employed by the Association are not members of a group referral service other than those identified on Exhibit "F."

     7. The Sellers and professionals associated with or employed by the Association do not belong to a group purchasing organization other than those identified on Exhibit "G."

     8. The Sellers and professionals associated with or employed by the Association are not parties to any recruitment or retention agreement with any hospital or health care provider for which the terms are ongoing other than those identified on Exhibit "H."

     9. The Sellers and professionals associated with or employed by the Association do not allow waiver of Medicare/Medicaid or insurance co-payments and deductibles or their policy for waiver of Medicare/Medicaid or insurance co-payments and deductibles is stated on Exhibit "I."

     10. The Sellers and professionals associated with or employed by the Association do not have any oral or written financial or cross-referral arrangements with any other provider of health care services not employed by the Association other than as identified on Exhibit "K."

     11. The Sellers and professionals employed by the Association do not have an ownership or an investment interest in or any kind of compensation arrangement with any business that provides any of the following services other than as identified on Exhibit "L:"

          (a)     An ambulatory surgery center;

          (b) Any agency, institution, facility or place which provides the following health care services: burn unit, neonatal, intensive care unit, open heart surgery, cardiac catheterization, linear accelerator, positron emission tomography, psychiatric, obstetrical, maternity;

          (c)     A diagnostic laboratory;

          (d)     Any major medical equipment with value exceeding $1,000,000;

          (e) Home health services (services to patients on an outpatient basis in either their regular or temporary place of residence);

          (f)     Hospital (in-patient or out-patient);

          (g)     Recuperation center;

          (h)     Nursing home;

          (i)     Convalescent home;

          (j)     Mental health hospital;

           (k) Mental retardation institutional habilitation facility, including, but not limited to, intermediate care facilities for mental retardation and state-run institutions;

          (l)     Rehabilitation facility;

          (m)     Residential hospice;

          (n)     Mental health residential treatment facility;

          (o)     Home for the aged;

          (p)     Home health care agency;

          (q)     Alcohol and drug prevention treatment facility;

          (r)     Outpatient diagnostic center;

          (s)     Blood bank;

          (t)     Trauma center;

          (u)     X-ray equipment;

          (v)     Computerized axial topographers;

          (w)     Extracorporeal shock wave lithotripter;

          (x)     Magnetic resonance imagers;

          (y)     Physical therapy;

          (z)     Occupational therapy services;

          (aa)     Radiology or other diagnostic services;

          (bb)     Radiation therapy services;

          (cc)     Durable medical equipment;

          (dd)     Parenteral and enteral nutrients, equipment and supplies;

          (ee)     Prosthetics, orthotics and prosthetic devices.

     12. The Sellers and professionals associated with or employed by the Association are in compliance with all health care laws and licensing laws of the states in which the Sellers and such professionals conduct their business and have not received or made payment or any remuneration whatsoever to induce or encourage the referrals of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. 1320a-7b(b) or the regulations promulgated thereunder, or have not otherwise perpetrated any Medicare or Medicaid fraud or abuse or false claims nor have any fraud or abuse or false claims been alleged within the last five (5) years by any government agency.

     13. The Sellers and all professionals associated with or employed by the Association have all permits and licenses required by all applicable laws; have made all regulatory filings necessary for the conduct of the Association's business; and are not in violation of said permitting or licensing requirements.

     14. The Sellers and professionals associated with or employed by the Association have not in the past referred patients to Response or any physician or practitioner on Exhibit "M" or received referrals of patients from Response or any physician or practitioner on Exhibit "M", except as identified on Exhibit "M."

     15. All agreements whereby Sellers or professionals associated with or employed by the Association provide or obtain professional services, management services, or use of space or equipment are identified on Exhibit "N" and each such agreement is in writing, for a term of at least one year and provide compensation or fees at fair market for such goods or services, except as identified on Exhibit "N."

     16. The Sellers and professionals associated with or employed by the Association have not knowingly and willfully made or caused to be made any false statement or representation of a material fact in any application for any benefit or payment under the Medicare or Medicaid programs.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of January 2, 1996.



                                   ONCOLOGY HEMATOLOGY GROUP OF
                                   SOUTH FLORIDA, P.A.

                                   By: _________________________________
                                   Title: _______________________________



                                   ____________________________________
                                   Leonard E. Kalman, M.D.



                               Exhibit A

                           Office Locations



                               Exhibit B

                     List of Employment Agreements



                               Exhibit C

         Agreements with Health Services or Supplies Providers



                               Exhibit D

                      Endorsement Arrangements



                               Exhibit E

                    Agreements with Professionals



                               Exhibit F

                       Group Referral Services



                               Exhibit G

                   Group Purchasing Organizations



                               Exhibit H

                        Recruitment Agreements



                               Exhibit I

             Waiver Policy for Co-Payments and Deductibles



                               Exhibit K

    Financial Arrangements with Health Care Professionals Not Employed



                               Exhibit L

                         Investment Interests



                               Exhibit M

                           List of Referrals



                               Exhibit N

                          Material Agreements